UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2022

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.000005 per share	TWTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Accelerated Share Repurchase

On February 10, 2022, Twitter, Inc. (the “Company”) entered into confirmations, including supplemental confirmations (collectively, the “ASR Agreements”), of accelerated share repurchase transactions with Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association (collectively, the “Dealers”). Under the ASR Agreements, the Company shall repurchase an aggregate of $2 billion of the Company’s common stock as part of its share repurchase program.

Under the terms of the ASR Agreements, the Company will pre-pay to the Dealers the $2 billion purchase price for the shares and the Company will receive an aggregate initial share delivery of approximately 37.8 million shares from the Dealers, with the remaining shares, if any, expected to be delivered by the end of the Company’s third fiscal quarter of 2022. The specific number of shares that the Company will ultimately repurchase under the ASR Agreements will be determined based on the volume-weighted average price of the Company’s common stock during the terms of the transactions, less an agreed discount.

The above description of the ASR Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the ASR Agreements, a copy of which is attached hereto as Exhibit 1.01 and is incorporated herein by reference.

On February 11, 2022, the Company issued a press release announcing that it entered into the ASR Agreements.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference. Such press release, including any information that is incorporated herein, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder, or the Exchange Act or the rules and regulations of the SEC thereunder, except as shall be expressly set forth by specific reference in such filing or document.

Amendment to Credit Agreement

On February 9, 2022, the Company entered into Amendment No. 2 to Credit Agreement (the “Amendment”), which amends the Company’s Credit Agreement, dated as of August 7, 2018 (as amended, the “Credit Agreement”), among the Company, as borrower, the lenders from time to time thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

The Amendment amends the restricted payments covenant in the Credit Agreement to permit repurchases by the Company of its common stock in an aggregate amount not to exceed $4.0 billion.

The Administrative Agent and the other lenders have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates. The Administrative Agent and the other lenders thereto have received, or may in the future receive, customary fees and commissions for such transactions.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 1.02 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.01	Form of ASR Agreement.

1.02	Amendment No. 2, dated as of February 9, 2022, to the Credit Agreement, dated as of August 7, 2018, among Twitter, Inc., the lenders from time to time thereto, and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press Release, dated February 11, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWITTER, INC.

February 11, 2022	By:	/s/ Ned Segal
Ned Segal
Chief Financial Officer